UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 16, 2017

TCF FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10253 (Commission File Number)	41-1591444 (IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693
(Address of principal executive offices, including Zip Code)

(952) 745-2760
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2017, TCF Financial Corporation, a Delaware corporation (the “Company”), filed a Certificate of Elimination (the “Certificate of Elimination”) of the Certificate of Designations of Series A Non-Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) with the Secretary of State of the State of Delaware which, effective upon filing, eliminated from the Company’s Amended and Restated Certificate of Incorporation all matters set forth in the Certificate of Designations for the Series A Preferred Stock filed with the Secretary of State of the State of Delaware on June 18, 2012.
The Certificate of Elimination is filed herewith as Exhibit 3.1 and is incorporated herein by reference.
Item 8.01 Other Events.
On October 16, 2017, the Company completed its previously announced redemption of the issued and outstanding Series A Preferred Stock and the related issued and outstanding depositary shares, each representing a 1/1,000th interest in a share of the 7.50% Series A Non-Cumulative Perpetual Preferred Stock (the “Series A Depositary Shares”). The redemption triggered the filing of the Certificate of Elimination with respect to the Series A Preferred Stock, and the Series A Depositary Shares will be delisted from the New York Stock Exchange.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Elimination of the Certificate of Designations of TCF Financial Corporation with respect to Series A Non-Cumulative Perpetual Preferred Stock dated October 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ Craig R. Dahl
Craig R. Dahl, Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Brian W. Maass
Brian W. Maass, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Susan D. Bode
Susan D. Bode, Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

Dated: October 17, 2017